January 6, 1999

              AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                              Axxexs Capital, Inc.

To:   The Secretary of State
      State of New Jersey
      Federal Employer Identification No. 22-3380447

      Pursuant to the provisions of Section 14A: 9-5, Corporations, General, of the New Jersey Statutes, the undersigned corporation hereby executes the following Restated Certificate of Incorporation:

      FIRST: The name of the corporation is Axxexs.com Incorporated.

      SECOND: The purpose or purposes for which the corporation is organized are: To conduct any business which is deemed lawful in the State of New Jersey.

      THIRD: The aggregate number of shares which the corporation shall have authority to issue is seven million five hundred thousand (7,500,000), itemized by classes, par value of shares, shares without par value, and series, if any, within a class, is:

                                                       Par value per Share or
                      Series                           statement that Shares
    Class            (if any)      Number of Shares      have no par value
    -----            --------      ----------------      -----------------

    Common                            7,000,000               No Par
    Preferred                           500,000               No Par

      The relative rights, preferences and limitations of the shares of each class and series (if any), are as follows:

      The Board of Directors shall have the authority by vote of the majority of the shareholders hereof, to assign certain characteristics to all or any part of the Class A Preferred Stock which may be used to acquire capital, restructure the capitalization, maintain voting control, reduce dilution and any other purpose which would be deemed in the best interest of the shareholders.

      FOURTH: The address of the corporation's current registered office is:

                             150 River Rd., Ste B-3
                               Montville, NJ 07045

            and the name of its current registered agent at such address is:

                                Louis Perosi, Jr.

      FIFTH: The number of directors constituting the current board of directors is five. The names and addresses of the directors are as follows:

            Names                         Addresses (including zip code)
            -----                         ------------------------------

            Louis Perosi, Jr.             10 Randazzo Lane
                                          West Paterson, NJ 07424

            Louis H. Elwell, III          2 North Bath Ave., 3A
                                          Long Branch, NJ 07740

            Louis A. Perosi               43 Rockland Ave.
                                          West Paterson, NJ 07424

            Llewellyn Parks               120 Rivermont Court
                                          Sheffield, AL 35660

            Jeffrey Augen                 16 Breton Hill Rd.
                                          Baltimore, MD 21208

      SIXTH: The effective date of this Certificate shall be the Date of Filing.


                                    By ______________________________
                                       Louis Perosi, Jr., President

                    CERTIFICATE REQUIRED TO BE FILED WITH THE
                    RESTATED CERTIFICATE OF INCORPORATION OF
                              Axxexs Capital, Inc.

      Pursuant to the provisions of Section 14A: 9-5(5), Corporations, General, of the New Jersey Statutes, the undersigned corporation hereby executes the following certificate:

      FIRST: The name of the corporation is Axxexs.com Incorporated.

      SECOND: The Restated Certificate of Incorporation was adopted on the 6th day of January, 1999.

      THIRD: At the time of the adoption of the Restated Certificate of Incorporation, the number of shares outstanding was 5,019,565. The total of such shares entitled to vote thereon, and the vote of such shares was:

Total Number of Shares                          Number of Shares Voted
----------------------                          ----------------------
  Entitled to Vote                              For            Against
  ----------------                              ---            -------

     5,019,565                                  3,783,070         0

      At the time of the adoption of the Restated Certificate of Incorporation, the number of outstanding shares of each class or series entitled to vote thereon as a class and the vote of such shares, was: (if inapplicable, insert "none".)

Class or Series               Number of Shares        Number of Shares Voted
---------------               ----------------        ----------------------
                              Entitled to Vote        For           Against
                              ----------------        ---           -------

  Common                         3,519,565            2,283,070        0

  Preferred                      1,500,000            1,500,000        0

      FOURTH: This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

      FIFTH: This Restated Certificate of Incorporation restates and integrates and further amends the Certificate of Incorporation of this corporation by:

The name of the Corporation shall be Axxexs.com Incorporated.

      SIXTH: The effective date of this amendment shall be the Date of Filing.

                                          Axxexs.com Incorporated


                                          By _____________________________
                                          Louis Perosi, Jr., President